Exhibit 10.44

FORM OF FIRST AMENDMENT TO EMPLOYMENT AGREEMENT EFFECTIVE JANUARY 1, 2010 BETWEEN
ADVANCE AUTO PARTS, INC. AND _________________________________

First Amendment

FIRST AMENDMENT, dated as of January 1, 2010 (“First Amendment”) to the EMPLOYMENT AGREEMENT, dated as of June 4, 2008, between Advance Auto Parts, Inc. (“Advance” or the “Company”), a Delaware corporation, and __________________________ (the “Executive”) (the “Agreement”).

The Company and the Executive agree as follows:

1.           Amendment of Section 4(d) of the Agreement.  Effective January 1, 2010, Section 4(d)(i)(B) of the Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

4.           Termination of Employment.

(d).        Termination by the Company Other than for Due Cause, Death or Disability

(i) Termination Payment.

(B)           an amount equal to the average value of the annual bonuses pursuant to Section 3(b) paid to Executive for the three completed fiscal years immediately prior to the date of such termination; provided, however, that if Executive has been employed by the Company for fewer than three complete fiscal years prior to the date of such termination, Executive shall receive an amount equal to the average value of the annual bonuses pursuant to Section 3(b) that the Executive has received during the period of the Executive’s employment (the “Termination Bonus Payment”), and

2.           Full Force and Effect.   Except for those terms and provisions amended herein, all other terms and conditions in the Agreement shall remain unchanged and in full force and effect.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company and Executive have executed this First Amendment as of the date first written above.

Advance Auto Parts, Inc.

By:	(SEAL)

Print Name:

Title:

Address:

Executive

Print Name:

Signature:

Address: